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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 2 of Registration Statement No. 333-88014 of United Auto Group, Inc. on Form S-3, of our report dated May 10, 2002 relating to the financial statements of HBL, LLC for the ten months ended December 31, 2001, appearing in a Current Report on Form 8-K of United Auto Group, Inc. dated November 25, 2002. We also consent to the reference to us under the headings "Experts" in this Registration Statement.



/s/  CROWE, CHIZEK AND COMPANY LLP
South Bend, Indiana
November 25, 2002